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Exhibit (a)(1)(iii)

Notice Of Guaranteed Delivery

To Tender Shares of Common Stock, $0.01 par value per share, of
Tyler Technologies, Inc.

  THE TENDER OFFER, PRORATION PERIOD, AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, MAY 12, 2003, UNLESS THE TENDER OFFER IS EXTENDED.

        As set forth in Section 3 of the Offer to Purchase, dated April 14, 2003, this Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the tender offer if:

          (a)  certificates representing shares of common stock, par value $0.01 per share, of Tyler Technologies, Inc., a Delaware corporation ("Tyler"), cannot be delivered prior to the "expiration date" (as defined in Section 1 of the Offer to Purchase); or

          (b)  the procedure for book-entry transfer cannot be completed before the "expiration date" (as defined in Section 1 of the Offer to Purchase); or

          (c)  time will not permit a properly completed and duly executed Letter of Transmittal, or manually signed facsimile thereof, and all other required documents to reach the Depositary referred to below before the expiration date.

        This form or a facsimile of it, signed and properly completed, may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary so that it is received by the Depositary before the expiration date. See Section 3 of the Offer to Purchase.

The depositary for the tender offer is:

EquiServe Trust, N.A.

By Mail:	By Overnight Delivery:	By Hand:
Corporate Actions Post Office Box 43025 Providence, RI 02940-3025	Attn: Corporate Actions 40 Campanelli Drive Braintree, MA 02184	c/o Securities Transfer & Reporting Services 100 William Street, Galleria NewYork, NY 10038

Telephone:

For account inquiries and lost certificates only: (877) 282-1168
For confirmation of receipt (Eligible Institutions only): (781) 575-4816

Fax:

For Guarantee of Delivery (Eligible Institutions only): (781) 575-4827

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA THE FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO TYLER OR THE INFORMATION AGENT WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY (AS DEFINED IN THE OFFER TO PURCHASE) WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

        This Notice of Guaranteed Delivery form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "eligible guarantor institution" (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Tyler Technologies, Inc. the number of shares of common stock, par value $0.01 per share, specified below at the price per share indicated below, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, as may be amended and supplemented from time to time, which together constitute the tender offer, receipt of which are hereby acknowledged.

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
(See Instruction 5 to the Letter of Transmittal.)

        By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "Shares Tendered at Price Determined Under the Tender Offer," the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by Tyler for the shares is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐	$3.60	☐	$3.75	☐	$3.90
☐	$3.65	☐	$3.80	☐	$3.95
☐	$3.70	☐	$3.85	☐	$4.00

        CHECK ONLY ONE BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER
(See Instruction 5 to the Letter of Transmittal.)

        ☐    The undersigned wants to maximize the chance of having Tyler Technologies, Inc. purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking THIS BOX INSTEAD OF ONE OF THE PRICE BOXES ABOVE, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Tyler in accordance with the terms of the tender offer. This action could result in receiving a price per share as low as $3.60.

ODD LOTS
(See Instruction 8 to the Letter of Transmittal.)

        To be completed ONLY if shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 shares.

        On the date hereof, the undersigned either (check one box):

    ☐
    owned beneficially or of record an aggregate of few than 100 shares, and is tendering all such shares, or

    ☐
    is a broker, dealer, commercial bank, trust company, or other nominee which:

    (a)
    is tendering, for the beneficial owners thereof, shares with respect to which it is the record owner; and

    (b)
    believes, based upon representations made to it by such beneficial owners, that such person was the beneficial owner of an aggregate of fewer than 100 shares and is tendering all such shares.

        In addition, the undersigned is tendering shares either (check one box):

    ☐
    at the purchase price, as the same shall be determined by Tyler Technologies, Inc. in accordance with the terms of the tender offer (persons checking this box need not indicate the price per share below); or

    ☐
    at the purchase price indicated below under "Price (in dollars) Per Share at which Shares Are Being Tendered" in this Notice of Guaranteed Delivery.

        ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED.

CONDITIONAL TENDER
(SEE INSTRUCTION 16.)

        A tendering stockholder may condition his or her tender of shares upon Tyler Technologies, Inc. purchasing a specified minimum number of the shares tendered, all as described in the Offer to Purchase, particularly in Section 6. Unless at least the minimum number of shares you indicate below is purchased by Tyler Technologies, Inc. pursuant to the terms of the offer, none of the shares tendered by you will be purchased. It is the tendering stockholder's responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own financial or tax advisor. Unless this box has been completed and a minimum specified, the tender will be deemed unconditional.

    ☐
    Minimum number of shares that must be purchased, if any are purchased:

                               shares.

STOCKHOLDER(S) SIGN HERE

(Signature(s))	Certificate No(s). (if available)
Name(s):
Country code, area code and telephone number

Address:

Dated:	, 2003
If shares will be tendered by book-entry transfer, provide the account number below:
Account No.

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        THE UNDERSIGNED, A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION, OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION, OR OTHER ENTITY WHICH IS AN "ELIGIBLE GUARANTOR INSTITUTION," AS SUCH TERM IS DEFINED IN RULE 17AD-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EACH OF THE FOREGOING CONSTITUTING AN "ELIGIBLE GUARANTOR INSTITUTION," GUARANTEES THE DELIVERY TO THE DEPOSITARY OF THE SHARES TENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES TENDERED HEREBY HAVE BEEN DELIVERED UNDER THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET FORTH IN THE OFFER TO PURCHASE INTO THE DEPOSITARY'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL, OR A MANUALLY SIGNED FACSIMILE THEREOF AND ANY OTHER REQUIRED DOCUMENTS, ALL WITHIN THREE TRADING DAYS OF THE DATE HEREOF.

Name of firm
Authorized Signature
Name
Title
Address
Country code, area code and telephone number
Dated: , 2003

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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Notice Of Guaranteed Delivery